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                                                                    Exhibit 23.2

                        CONSENT OF ANN ROULAC AND COMPANY
                        ---------------------------------

We consent to the incorporation by reference in the Registration Statement of Bay Apartment Communities, Inc. (the "Company") on Form S-3 (File No. 333-15875) (the "Registration Statement") of our report dated June 30, 1996, entitled San Francisco Bay Area Rental Analysis, which report was included in the Company's report on Form 8-K dated July 5, 1996. We also consent to being named as an expert in any Prospectus Supplement to the Registration Statement.

                                 ANN ROULAC AND COMPANY

                                 By: /s/ Ann N. Roulac
                                    ------------------------
                                 Ann N. Roulac